Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                                          Jurisdiction
----------                                                          ------------

Cornell Design Company Inc............................................New Jersey

Databit Inc.............................................................Delaware

dsIT Technologies Ltd.....................................................Israel
(formerly known as Decision Systems Israel Ltd.)

International Data Operations, Inc. (d/b/a Databit Solutions)...........Delaware

StarTech Ltd............................................................Delaware